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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2001

eToys, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-25709	95-4633006
(State or other jurisdiction incorporation)	(Commission File Number)	(IRS Employer Identification No.)
12200 West Olympic Blvd., Los Angeles, CA		90046
(Address of principal executive offices)		(Zip Code)

(310) 998-6000
(Registrants' telephone number including area code)

(Former name or former address, if changed since last report)

Item 3.  Bankruptcy or Receivership

    On March 7, 2001, eToys, Inc. (the "Registrant") filed a voluntary petition for bankruptcy under Chapter 11 of the U.S. Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware (Case Numbers 01-706(MFW) through 01-709 (MFW)). Pursuant to the bankruptcy filing, the Registrant has remained in possession of its assets and properties, and its business and affairs will continue to be managed by its directors and officers, subject to the supervision of the Bankruptcy Court.

Item 5.  Other Events.

    On March 7, 2001, the Registrant issued a press release, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein in its entirety by reference. The press release (i) addresses the voluntary petition for bankruptcy under Chapter 11 of the U.S. Bankruptcy Code filed by the Registrant and (ii) reports that the Registrant received a notice from Nasdaq that its securities will be delisted from The Nasdaq National Market at the opening of business on March 8, 2001, due to the Registrant's failure to sustain compliance with all requirements for continued listing. The press release specifically noted that "As previously announced, the company said its decision to take this action [to file for bankruptcy] was based on the results to date of its efforts to pursue strategic alternatives and its conclusion that, under any scenario, its outstanding liabilities, which totaled approximately $274.0 million as of January 31, 2001, will substantially exceed the value of any proceeds or assets that may be received in a strategic transaction."

Item 7.  Exhibits.

    99.1  Press release, dated March 7, 2001, issued by eToys, Inc.

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SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

eToys, Inc.
	By	/s/ David Gatto Name: David Gatto Title: President
Date: May 25, 2001

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EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release, dated March 7, 2001, issued by eToys, Inc.

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  Item 3. Bankruptcy or Receivership
  Item 5. Other Events.
  Item 7. Exhibits.
SIGNATURE
EXHIBIT INDEX